EXHIBIT 99.1
Press Release
Investor Contact: Lydia Kopylova (212) 878-1831
Media Contact: Jennifer Albert (212) 878-1840

Barretts Minerals Inc. and Barretts Ventures Texas LLC File for Chapter 11 Protection

New York, October 2, 2023: Minerals Technologies Inc. (NYSE: MTX) (“MTI” or the “Company”) today announced that its subsidiaries, Barretts Minerals Inc. (“BMI”) and Barretts Ventures Texas LLC (together, “the Debtors”), filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to address and comprehensively resolve BMI’s liabilities associated with talc.

The Debtors intend to operate their businesses normally throughout the duration of the Chapter 11 cases.

No other subsidiaries or business units of MTI are included in the filing and, as such, all are operating business as usual and will continue to do so during and after the Chapter 11 process.

“We continue to believe the lawsuits against BMI are meritless, and stand by the safety of BMI’s talc products, which have always been tested to the highest standard.  BMI’s filing is an important step in efficiently resolving BMI’s liabilities to enable the company to move forward and focus on its strategic priorities,” Douglas Dietrich, Chairman of the Board and Chief Executive Officer of MTI, said. “We considered a number of options and are confident that this path will provide the best resolution to all stakeholders, including talc claimants, employees, customers, and shareholders.”

BMI intends to pursue a sale of its talc assets under section 363 of the Bankruptcy Code. Proceeds of the sale will be used to fund the Chapter 11 case and an anticipated section 524(g) trust.

To facilitate this process, the Debtors have received a commitment of approximately $30 million in debtor-in-possession financing ("DIP") from JMB Capital Partners Lending, LLC, which, subject to the Bankruptcy Court’s approval, will provide sufficient liquidity to continue operations until the Debtors are able to access proceeds of the sale.

The Debtors are advised by Latham & Watkins LLP, Jefferies LLC, and M3 Partners. Additional information about the Chapter 11 cases can be found at: https://cases.stretto.com/BMI.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; claims for legal, environmental and tax matters or product stewardship issues; the continuing effects of the COVID-19 pandemic and the resulting preventative measures; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2022 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.